Exhibit 23.1

KPMG LLP Aon Center Suite 5500 200 E. Randolph Street Chicago, IL 60601-6436

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-260597) on Form S-1, (Nos. 333-268487, 333-269393, and 333-271240) on Form S-3, and (Nos. 333-265427 and 333-272592) on Form S-8 of our report dated April 15, 2025, with respect to the consolidated financial statements of The Arena Group Holdings, Inc.

/s/ KPMG LLP

Chicago, Illinois

April 15, 2025